UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2016

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas		75202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On May 12, 2016, AT&T closed its sale of U.S.$750,000,000 principal amount of its 2.300% Global Notes due 2019 (the “2019 Notes”), U.S.$750,000,000 principal amount of its 2.800% Global Notes due 2021 (the “2021 Notes”), U.S.$1,100,000,000 principal amount of its 3.600% Global Notes due 2023 (the “2023 Notes”), U.S.$900,000,000 principal amount of its 4.125% Global Notes due 2026 (the “2026 Notes”) and U.S.$500,000,000 principal amount of its 4.800% Global Notes due 2044 (the “2044 Notes” and, together with the 2019 Notes, 2021 Notes, 2023 Notes and 2026 Notes, the “Notes”) pursuant to the Underwriting Agreement, dated May 3, 2016 (the “Underwriting Agreement”), between AT&T and BNP Paribas Securities Corp., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as the representatives of the several Underwriters. The Notes were issued pursuant to that certain Indenture, dated as of May 15, 2013, between AT&T and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-209718) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement, the form of Notes and the opinion of our Vice President, Associate General Counsel and Assistant Secretary as to the validity of the Notes are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

1.1	Underwriting Agreement, dated May 3, 2016

4.1	Form of 2.300% Global Note due 2019

4.2	Form of 2.800% Global Note due 2021

4.3	Form of 3.600% Global Note due 2023

4.4	Form of 4.125% Global Note due 2026

4.5	Form of 4.800% Global Note due 2044

5.1	Opinion of Mr. Wayne A. Wirtz, Vice President, Associate General Counsel and Assistant Secretary, AT&T Inc., as to the validity of the Notes

23.1	Consent of Mr. Wayne A. Wirtz, Vice President, Associate General Counsel and Assistant Secretary, AT&T Inc. (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: May 12, 2016	By:	/s/ Debra L. Dial
Debra L. Dial
Senior Vice President and Controller